Exhibit 21.1
Subsidiaries of
PubMatic, Inc.

Name	Jurisdiction
PUBMATIC INDIA PRIVATE LIMITED 6th Floor, Amar Paradigm, Baner Road, near D-mart, Pune, Maharashtra 411045, India	India